EXHIBIT 99.3

PROXY CARD

RITA MEDICAL SYSTEMS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph DeVivo and Donald Stewart, and each of them individually, each with full power of substitution, as attorney, agent and proxy to represent the undersigned at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of RITA Medical Systems, Inc. (the “Company”) to be held at Heller Ehrman White & McAuliffe LLP located at 2775 Sand Hill Road, Menlo Park, California 94025, at 10:00 a.m. local time, on Thursday, July 29, 2004, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Annual Meeting in the manner set forth below. The Board of Directors unanimously recommends your vote FOR all matters set forth below.

1.	APPROVE the issuance of RITA common stock pursuant to the Agreement and Plan of Merger dated as of May 12, 2004 by and among the Company, Hornet Acquisition Corp., and Horizon Medical Products, Inc.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	APPROVE an amendment to RITA’s certificate of incorporation to increase the number of authorized shares of RITA common stock from 100,000,000 to 150,000,000 and to clarify the authority of RITA’s board of directors to fix the terms of preferred stock in Article IV(b) of RITA’s certificate of incorporation.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	ELECTION OF DIRECTORS:

Nominees:        Scott Halsted        Vincent Bucci

☐	FOR the nominees listed above	☐	WITHHOLD AUTHORITY

4.	RATIFICATION of the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF. (continued and to be signed on reverse side)

(continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ISSUANCE OF RITA COMMON STOCK AS SET FORTH IN PROPOSAL (1), APPROVAL OF THE AMENDMENT TO RITA’S CERTIFICATE OF INCORPORATION AS SET FORTH IN PROPOSAL (2), ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED IN PROPOSAL (3), FOR PROPOSAL (4) AS DESCRIBED HEREIN, AND WILL CONFER THE AUTHORITY SET FORTH IN PARAGRAPH 5.

Receipt is hereby acknowledged of the Notice of Meeting and Joint Proxy Statement/Prospectus dated June     , 2004.

Dated: ________________, 2004

(signature of stockholder)

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is requested to sign. If a corporation, partnership or other entity, please sign by an authorized officer or partner.

Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return this proxy in the envelope provided.